Exhibit (13)(c)

AMENDMENT

To Transfer Agency and Service Agreement

Between

Each of the Nuveen Closed-End Investment Companies Listed on Exhibit A to the Agreement

And

State Street Bank and Trust Company

This Amendment is made as of this 1st day of July 2011 to the Transfer Agency and Service Agreement dated October 7, 2002, as amended (the “Agreement”) between each of the Nuveen Closed-End Investment Companies Listed on Exhibit A to the Agreement (collectively, the “Funds”) and State Street Bank and Trust Company (the “Transfer Agent”). In accordance with Section 16.1 (Amendment) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1. Renewal Term.    The Agreement is hereby renewed for a three-year Renewal Term commencing on July 1, 2011 and ending on June 30, 20I4. For purposes of this Renewal Term, Section 5.5 (Cost of Living Adjustment) of the Agreement shall not apply until July 1, 2012. Unless the parties otherwise agree to different provisions in writing, the Agreement shall continue to be renewable in accordance with the terms set forth in Section 14.1 of the Agreement.

2. Fee Schedule. Effective July 1, 2011, Schedule 5.1 to the Agreement is replaced by the new Schedule 5.1 dated July 1, 2011 through June 30, 2014 and attached hereto (the “Fee Schedule”).

3. All defined terms and definitions in the Agreement shall be the same in this Amendment except as specifically revised by this Amendment.

4. Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

EACH OF THE NUVEEN CLOSED-END INVESTMENT COMPANIES LISTED ON EXHIBIT A TO THE AGREEMENT		STATE STREET BANK AND TRUST COMPANY

By:	/s/ Tina M. Lazar	By:	/s/ Michael Rogers
Name:	Tina M. Lazar	Name:	Michael Rogers
Title:	SVP	Title:	Executive Vice President
as an Authorized Officer on behalf of each of the Funds on Exhibit A to the Agreement

SCHEDULE 5.1

FEES

For the Period: July 1, 2011 through June 30, 2014

General: Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes. Each Portfolio/class is a CUSIP and will be billed accordingly.

Annual Account Service Fees[1]*
Open Accounts	$19.00/account
Closed Accounts	$1.50/account

MTP Funds

For services provided under the Agreement for the MTP Funds, the following fees shall apply in lieu of the Annual Account Service Fees:

(Fees in each case are per MTP Fund):
Initial Set-up Fee	$1,500
Monthly Administrative Fee	$1,350
Monthly Fee per Additional Series of Shares	$350
Per Cusip – Full Redemption	$2,500
Per Cusip – Partial Redemption	$3,000

VMTP Funds

For services provided under the Agreement for the VMTP Funds, the following fees shall apply in lieu of the Annual Account Service Fees:

(Fees in each case are per VMTP Fund):
Initial Set-up Fee	$1,500
Monthly Administrative Fee	$1,350
Monthly Fee per Additional Series of Shares	$350
Per Cusip – Full Redemption	$2,500
Per Cusip – Partial Redemption	$3,000

If at any time VMTP Shares of any VMTP Fund are not held by DTC as the sole registered shareholder in book-entry form through the DRS, the Transfer Agent shall have the right to propose an amendment to the foregoing fees to reflect the additional costs related to providing the services contemplated hereby with respect to additional registered holders of VMTP Shares or shall have the right to terminate its services hereunder with respect to such VMTP Shares of such VMTP Fund only, upon 90 days’ prior written notice. In addition, if such amendment is not acceptable to the VMTP Fund, it may terminate the Transfer Agent’s services with respect to such VMTP Shares of such VMTP Fund only, on 90 days’ prior written notice.

[1]	See description of Account Services for services included.

SCHEDULE 5.1

FEES

For the Period: July 1, 2011 through June 30, 2014

(continued)

Annual Fiduciary Fees
Maintenance (Paid by Shareholder)	$10.00/account

Annual Automated Work Distributor (AWD)
License fees and Remote Processing Fees	$5,200.00/workstation	[2]±

Out-of-Pocket Expenses	Billed as incurred

Out-of Pocket expenses include but are not limited to: postage, confirmation statements, investor statements, certificates, audio response, telephone calls, records retention/storage, customized programming /enhancements, federal wire fees, transcripts, microfilm, microfiche, disaster recovery, hardware at the Fund’s facility, telecommunications /network configuration, forms, sales taxes, exchange and broker fees, and expenses incurred at the specific direction of the Fund. Out-of-pocket expenses may include the costs to Transfer Agent of certain administrative expenses and certain monthly minimum charges by third parties for optional services, so long as such expenses are described in reasonable detail on the applicable invoice. In addition, any other expenses incurred by the Transfer Agent at the request or with the consent of the Fund, will be reimbursed by the Fund.

[2]	Hardware and third-party software not included.

SCHEDULE 5.1

FEES

For the Period: July 1, 2011 through June 30, 2014

(continued)

CLOSED-END FUND - ACCOUNT SERVICES DESCRIPTION. The services included in the Account Service Fee include:

Account Maintenance:

•	Annual services as Transfer Agent, Registrar, Dividend Disbursement and Dividend Reinvestment Agent.

•	Processing of new accounts, preparation and mailing W-9/W-8 certifications to new accounts and closing accounts.

•	Posting and acknowledging address changes, tax ID number changes and W-9 and W-8 certification and all other routine file maintenance adjustments.

•	Posting all transactions

•	Researching shareholder and broker inquiries.

•	Daily Transfer Activity Journals

•	New York Window items

•	Indemnity Bonds

•	Suppression of duplicate report mailings.

•	Maintaining closed accounts.

Mailing & Report Production Services:

•	Addressing and mailing four (4) registered shareholder reports or letters via First Class Mail as required per fund, per annum.

•	Preparing two (2) full or partial shareholder reports (including Statistical Reports) as required per fund, per annum.

•	Preparing twelve (12) sets of shareholder labels as required, per fund, per annum.

•	Abandoned Property Reports provided at $1,000 per report and $3.00 per respondent, per fund.

•	Annual Meeting Services:

•	Preparing magnetic tapes with shareholder information for proxy tabulator (Computershare Fund Services) annually for each fund.

Note: all out-of-pocket expenses including overprinting proxy cards, card stock, envelopes, postage and telecopy charges will be billed as incurred.

Dividend Disbursement Services:

The dividend related services listed will be performed, pursuant to the following terms and conditions:

*All funds (monies) must be received by 11:00 a.m. Eastern Time on the Mail Date via Federal Funds Wire or Bank Demand Deposit account debit.

•	Preparing and mailing monthly dividend checks with an additional enclosure.

•	Providing Automated Clearinghouse Funds (ACH) services.

•	Replacing lost dividend checks.

•	Providing photocopies of cashed dividend checks if requested.

•	Processing and record keeping of accumulated uncashed dividends.

•	Reconciling paid and outstanding dividend checks.

SCHEDULE 5.1

FEES

For the Period: July 1, 2011 through June 30, 2014

(continued)

Closed-End Fund - Account Services Description (continued). The services included in the Account Service Fee include:

Dividend Disbursement Services(continued):

•	Coding RPO/SAUK accounts to suppress mailing dividend checks to undeliverable addresses.

•	Effecting wire transfer of funds to Depository Trust Company on payable date.

•	Preparing and filing Federal Information Returns (Form 1099) of dividends paid during the year and mailing Forms 1099-DIV and Forms 1099-INT to each shareholder (taxable and or non-taxable reporting).

•	Preparing and filing State Information Returns of dividends paid during the year to shareholders resident within such State in accordance with current State Filing regulations.

•	Preparing and filing annual withholding return (Form 1042) and payments to the government of income taxes withheld from Non-resident Aliens and mailing Forms 1042 to each foreign shareholder.

•	Performing the following duties as required by the Interest and Dividend Tax Compliance Act of 1983:

•	Withholding tax from shareholder accounts not in compliance with the provisions of the Act.

•	Reconciling and reporting taxes withheld, including additional 1099 reporting requirements, to the Internal Revenue Service.

•	Responding to shareholders regarding the regulations.

•	Mailing to new accounts, which have had taxes, withheld, to inform them of procedures to be followed to cease future back-up withholding.

•	Annual mailing to pre-1984 accounts for which Tax Identification Numbers (TIN) have not yet been certified.

•	Performing shareholder file adjustments to reflect TIN certifications.

Note: Depository Wire charges required to fund dividend payments will be billed to the Fund as an expense.

Dividend Reinvestment Services:

As Administrator for the various Open Market and/or Original Issue Dividend Reinvestment Plans (“DRP”):

•	Reinvestment and/or optional cash investment (semi annual optional cash investments for the Muni Fund) transactions of DRP participants.

•	Processing DTC quarterly reinvestments.

•	Preparing and mailing a year-to-date dividend reinvestment statement with an additional enclosure to DRP participants upon completion of each reinvestment.

•	Preparing and mailing a year-to-date optional cash investment statement to the Muni Fund participants upon the completion of each semi annual investment.

•	Maintaining DRP accounts and establishing new DRP accounts.

•	Processing sale/termination requests.

•	Processing withdrawal requests.

•	Providing the Funds with a Dividend Reinvestment Investment Summary Report for each reinvestment and/or optional cash investment as required.

•	Providing Safekeeping for DRP participant stock certificates.

SCHEDULE 5.1

FEES

For the Period: July 1, 2011 through June 30, 2014

(continued)

Closed-End Fund - Account Services Description (continued). The services included in the Account Service Fee include:

Dividend Reinvestment Services (continued):

•	Researching and responding to shareholder inquiries regarding the Plan.

•	Preparing and mailing Forms 1099 and Forms 1042 to DRP participants and completing related filings with the IRS.

•	Preparing, mailing and filing Form 1099B relating to DRP sales.

The fees as stated include:

•	DRP Redemptions or Tenders (sales or withdrawals) to be billed at $10.00 each (sales fee and per share commission is holder paid).

Distribution and Redemption Services for the Municipal Term Preferred Shares Funds (“MTP Funds”).

•	Maintain registered account for Depository Trust Company (DTC) (including in its nominee name, Cede & Co.) for each series of the MTP Funds in book entry form through the Direct Registration System (“DRS”);

•	Upon notification that an MTP Fund will be redeemed/liquidated, designate a project manager to carry out redemption duties, including document review, review of communication materials, project management, and on-going project updates and reporting. (For each MTP Fund redemption, the Transfer Agent shall be provided with a written instruction from the Fund setting forth the date of redemption/payable date and the amount to be paid per share;

•	Coordinate the redemption with DTC;

•	On the redemption date, debit the registered shareholder(s) DRS account and make payment according to instructions received from the Fund. (All funds for redemption payments must be received by the Transfer Agent, via Federal Funds Wire, ACH or Demand Deposit Account debit, one business day prior to payable date.)

Distribution and Redemption Services for Funds (“VMTP Funds”) Issuing Variable Rate MuniFund Term Preferred Shares (“VMTP Shares”).

•	Maintain a registered account for Depository Trust Company (DTC) (including in its nominee name, Cede & Co.) for each series of VMTP Shares issued by such VMTP Fund in book entry form through the Direct Registration System (“DRS”);

•	Provide dividend disbursing services consisting of effecting wire transfer of dividend payments to DTC on payable date. For each dividend, the applicable VMTP Fund shall provide the Transfer Agent with the dividend record and payable date as well as the dividend rate per VMTP Share. All funds for the payment of dividends must be received by 11:00 a.m. Eastern Time on the payable date via Federal Funds Wire or Bank Demand Deposit account debit;

SCHEDULE 5.1

FEES

For the Period: July 1, 2011 through June 30, 2014

(continued)

Closed-End Fund - Account Services Description (continued). The services included in the Account Service Fee include:

Distribution and Redemption Services for Funds (“VMTP Funds”) Issuing Variable Rate MuniFund Term Preferred Shares (“VMTP Shares”). (continued)

•	Upon notification that VMTP Shares will be redeemed/liquidated, designate a project manager to carry out redemption duties, including document review, review of communication materials, project management, and on-going project updates and reporting. (For each VMTP Fund redemption, the Transfer Agent shall be provided with a written instruction from the VMTP Fund setting forth the date of redemption/payable date and the amount to be paid per VMTP Share);

•	Coordinate the redemption with DTC, and if requested by the VMTP Fund, supply the VMTP Fund’s Notice of Redemption to DTC or other holders of VMTP Shares;

•	On the redemption date, debit the registered shareholder(s) DRS account for the VMTP Shares to be redeemed and make payment according to instructions received from the Fund, including instructions concerning the redemption price to be paid per VMTP Share. (All funds for redemption payments must be received by the Transfer Agent, via Federal Funds Wire, ACH or Demand Deposit Account debit, by 12:00 noon, New York City Time, on the redemption date.);

•	Hold or cause to be held all funds deposited with the Transfer Agent by an VMTP Fund for payment to the holders of the VMTP Shares in trust for the benefit of such holders. All interest earned on such funds shall accrue solely for the benefit of such VMTP Fund;

•	Accept instructions from the applicable VMTP Fund with respect to the investment or reinvestment of any funds consisting of cash deposited prior to the applicable payment date therefor in cash or cash equivalents (short-term), provided that the proceeds of any such investment will be available as same day funds at the opening of business on the applicable payment date; and

•	In the event of an overpayment of funds by the VMTP Fund as a result of an error in calculation or a decrease in the dividend rate on the shares while funds are being held, cause any such funds paid to the Transfer Agent in accordance with the foregoing but not applied by the Transfer Agent to the payment of dividends, redemption payments or other payments on the VMTP Shares, including interest earned on such moneys while so held, to be repaid to the applicable VMTP Fund as soon as possible after the date on which such funds were to have been so applied, upon the instruction of such VMTP Fund. The Transfer Agent shall have the right to request an opinion of counsel and/or certification from an officer of the VMTP Fund that such return of funds is in compliance with the Statement and applicable law, as well as such other documentation concerning the overpayment as may be reasonably requested.

SCHEDULE 5.1

FEES

For the Period: July 1, 2011 through June 30, 2014

(continued)

ITEMS NOT COVERED

Items not included in the fees set forth in the Fee Schedule for standard services such as payment of a stock dividend, corporate actions or any services associated with a special project are to be billed separately, on an appraisal basis and as agreed to by both parties. Services required by legislation or regulatory fiat which become effective after the date of this Fee Schedule shall not be a part of the standard services and shall be billed by appraisal. All services not specifically covered under this Fee Schedule will be billed by appraisal, as applicable.